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                            CONTINUING LEASE GUARANTY

     THIS GUARANTY, made as of January 20, 1998, by ICG COMMUNICATIONS, INC., a Delaware corporation ("Guarantor") to TRINET ESSENTIAL FACILITIES X, INC., a Maryland corporation ("Landlord").

                              W I T N E S S E T H:

     1. For valuable consideration, receipt of which is acknowledged, and to satisfy certain requirements under the Lease dated January 15, 1998 (the "Lease") between Landlord and ICG Holdings, Inc., a Colorado corporation ("Tenant"), Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Landlord, and agrees fully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the covenants, obligations and liabilities of Tenant under the Lease and all amendments, modifications, renewals, extensions, supplements, substitutions and replacements of the Lease arising during the period beginning on the date hereof and ending on the date this Guaranty is terminated (the "Guaranteed Obligations"). The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable and shall continue and remain in full force and effect until all of the Guaranteed Obligations have been fully paid, performed and discharged.

     2. The obligations of Guarantor under this Guaranty shall not be affected, modified or impaired by the occurrence of any of the following events, whether or not with notice to, or the consent of, Guarantor: (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the Guaranteed Obligations; (b) the failure to give notice to Guarantor of the occurrence of an event of default under the Guaranteed Obligations; (c) the extension of the time for the payment, performance or discharge of any or all of the Guaranteed Obligations; (d) the amendment or modification (whether material or otherwise) of the Guaranteed Obligations in any respect; (e) any failure, omission, delay or lack on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord under the Guaranteed Obligations; (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or adjustment of debts, or other similar proceedings affecting Tenant or Guarantor or any of the assets of either of them; (g) the release or discharge by operation of law of Tenant from the payment, performance or discharge of any or all of the Guaranteed Obligations; (h) the release or discharge by operation of law of Guarantor from any or all of the obligations of Guarantor under this Guaranty; or (i) the invalidity or unenforceability of any or all of the Guaranteed Obligations. Guarantor acknowledges that Landlord would not enter into the Lease without this Guaranty and that Landlord is relying on this Guaranty.
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     3. The  obligations of Guarantor under this Guaranty are independent of the
Guaranteed Obligations. Guarantor agrees that Landlord shall have the right to proceed against Guarantor directly and independently of Tenant. A separate action may be brought and prosecuted against Guarantor whether or not an action is brought against Tenant or Tenant is joined in any such action. Guarantor authorizes Landlord and Tenant, without notice to, demand of, or consent from Guarantor and without releasing or affecting Guarantor's liability under this Guaranty, from time to time to amend, modify, renew, extend, supplement or replace the Guaranteed Obligations or otherwise change the terms of the
Guaranteed   Obligations,   to  take  and  hold  security  for  the   Guaranteed
Obligations, and to enforce, waive, surrender, impair, compromise or release any such security or any or all of the Guaranteed Obligations or any person or entity liable for any or all of the Guaranteed Obligations. Guarantor shall be and remain bound under this Guaranty notwithstanding any such act or omission by Tenant or Landlord. Guarantor waives the right, if any, to require Landlord to proceed against Tenant, to proceed against or exhaust any security held by Landlord, or to pursue any other remedy in Landlord's power. Landlord shall have the right to exercise or enforce any right or remedy Landlord may have against Tenant or any security held by Landlord. Guarantor waives the right, if any, to the benefit of, or to direct the application of, any security held by Landlord. Guarantor waives (a) any defense arising out of any alteration of the original Guaranteed Obligations, (b) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Tenant or any security held by Landlord, and (c) any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation or reduction from any cause whatsoever of the liability of Tenant
other  than  full  payment,   performance   and  discharge  of  the   Guaranteed
Obligations. The cessation or reduction of the liability of Tenant for any reason whatsoever other than full payment, performance and discharge of the Guaranteed Obligations shall not release or affect in any way the liability of Guarantor under this Guaranty.

     4. If Tenant becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the federal Bankruptcy Code, or if such a petition is filed against Tenant, or if Tenant makes a general assignment for the benefit of creditors, and in any such proceeding any or all of the Guaranteed Obligations are terminated or rejected or any or all of the
Guaranteed Obligations are modified or abrogated, then Guarantor agrees that Guarantor's liability under this Guaranty shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of the Guaranteed Obligations must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or Guarantor, or otherwise, as though such payment had not been made.
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     5. Guarantor  assumes the  responsibility  for being and keeping  Guarantor informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of failure to pay, perform or discharge any of the Guaranteed Obligations which diligent inquiry would reveal, and Guarantor agrees that Landlord has no duty to advise Guarantor of information known to Landlord regarding such condition or any such circumstance. Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Tenant defaults in the payment, performance or discharge of the Guaranteed Obligations. Notwithstanding any such payments and performance hereunder, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by Tenant. It is not necessary for Landlord to inquire into the capacity, authority or powers of Tenant or the partners, directors, officers, employees, agents or representatives acting or purporting to act on behalf of Tenant, and all of the Guaranteed Obligations made or created in reliance upon the purported exercise of such powers shall be guaranteed under this Guaranty.

     6. If Tenant and Guarantor fail to pay, perform and discharge, as and when payment, performance and discharge are due, all of the Guaranteed Obligations, Landlord shall have the right, but no obligation, and without releasing Tenant or Guarantor from any of the Guaranteed Obligations, to pay, perform and discharge any or all of the Guaranteed Obligations on behalf of Tenant and Guarantor. Guarantor shall, on demand, pay to Landlord all sums expended by
Landlord  in  the  payment,   performance   and  discharge  of  the   Guaranteed
Obligations,  together  with  interest  on  all  such  sums  from  the  date  of expenditure to the date all such sums are paid by Tenant or Guarantor to Landlord at the Interest Rate (as defined in the Lease). Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees and disbursements, which are incurred by Landlord in the enforcement of this Guaranty. If any provision of this Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Guaranty shall not be affected. If there is more than one Guarantor, all obligations of Guarantor under this Guaranty shall be the joint and several obligations of each Guarantor. This Guaranty may not be amended or modified in any respect except by a written instrument signed by Guarantor and Landlord. As used in this Guaranty, the singular shall include the plural. This Guaranty shall bind and inure to the benefit of Guarantor and Landlord and their respective transferees, personal representatives, heirs, successors and assigns. This Guaranty shall be governed by and construed in accordance with the laws of the State where the premises leased by Tenant from Landlord are located. Guarantor hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the States of Colorado and California and any federal court of the United States of America located in the City of San Francisco, California, or the city of Denver, Colorado. Guarantor and Landlord each waive any right to trial by jury in connection herewith. Without limiting anything else contained herein, the fullest extent it may effectively do so under applicable law, Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
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     7. To induce  Landlord to enter into the Lease,  Guarantor  represents  and warrants to Landlord as follows: Guarantor is a corporation existing under the laws of the State of Delaware. Guarantor has full power and authority to enter into this Guaranty and to perform its obligations under this Guaranty. The execution, delivery and performance of this Guaranty by Guarantor have been duly and validly authorized by all necessary action on the part of Guarantor and all required consents and approvals have been duly obtained. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or give rise to a default under (i) any provision of Guarantor's articles of incorporation or bylaws, (ii) any material instrument or contract to which Guarantor is a party or by which Guarantor is bound, or (iii) any federal, state, local or foreign judgment, writ,



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decree,  order,  statute,  rule or regulation  applicable  to Guarantor,  or any property of Guarantor.

     IN WITNESS WHEREOF, Guarantor has executed this Continuing Lease Guaranty as of the date first hereinabove written.

                                   Guarantor:

                                   ICG COMMUNICATIONS, INC.,
                                   a Delaware corporation



                                   By /s/ James D. Grenfell
                                      ---------------------------
                                       James D. Grenfell

                                      Its Executive Vice President
                                          and Chief Financial Officer